UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

The KEYW Holding Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-34891	27-1594952
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1334 Ashton Road, Suite A
Hanover, MD  21076
(Address of Principal Executive Offices) (Zip Code)

(443) 270-5300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2010, the Board of Directors of The KEYW Holding Corporation (“KEYW”) approved the addition of  Pierre Chao to KEYW’s Board.

In connection with KEYW’s acquisition of The Analysis Group, LLC (“TAG”), on February 22, 2010 and in consideration for the cancellation of certain Deferred Compensation Units of TAG held by him, Mr. Chao received $402,992 in cash and unsecured subordinated promissory notes in the aggregate principal amount of $203,893 from TAG Holdings, LLC, the parent company of TAG (“TAG Holdings”), and is entitled to receive up to 52,500 shares of KEYW common stock to the extent TAG meets certain average annual revenue targets set forth in the TAG purchase agreement for the period beginning January 1, 2010 and ending December 31, 2011.  Payment under the subordinated notes is made pursuant to KEYW’s payment of the subordinated notes issued to TAG Holdings in the transaction.  In October 2010,  following KEYW’s initial public offering, KEYW paid the TAG Holdings notes in full in accordance with their terms.

Under Item 5.02(d)(3), the committees of the Board of Directors to which Mr. Chao will be named will be determined at a later Board of Directors meeting.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 28, 2010, announcing the appointment of Pierre Chao to the Board of Directors of The KEYW Holding Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The KEYW Holding Corporation

Date: November 1, 2010	By:	/s/ Leonard E. Moodispaw
	Name:	Leonard E. Moodispaw
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 28, 2010, announcing the appointment of Pierre Chao to the Board of Directors of The KEYW Holding Corporation.